Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

Orange 21 Inc. Reports Financial Results for the Three Months Ended June 30, 2010 and Announces Investor Conference Call

CARLSBAD, Calif.—(BUSINESS WIRE)—August 16, 2010 Orange 21 Inc. (OTC:ORNG.PK), a leading designer, producer and distributor of sunglasses, prescription eyewear, snow and motocross goggles, and branded apparel and accessories for the action sports, motorsports, snowsports and lifestyle markets, today announced financial results for the quarter ended June 30, 2010.

Consolidated net sales increased 5% to $9.5 million for the three months ended June 30, 2010 from $9.1 million for the three months ended June 30, 2009.

The Company had net income of $0.4 million for the three months ended June 30, 2010 compared to a net loss of $0.3 million for the three months ended June 30, 2009. The three months ended June 30, 2010 and 2009 included approximately $0.2 million and $0, respectively, in additional direct operating expenses related to the addition of the Margaritaville™ and Melodies by MJB™ eyewear brands for which there were no sales during either period. The three months ended June 30, 2010 and 2009 also included $0.2 million and $0.2 million, respectively, in non-cash share-based compensation costs calculated in accordance with authoritative guidance issued by the Financial Accounting Standards Board.

“We are very pleased with this quarter’s results,” commented Stone Douglass, the Company’s Chief Executive Officer. “Gross margins increased to 58% for the three months ended June 30, 2010 from 46% during the comparable period in 2009, aided by more effective sourcing in Asia as well as improved operations and a more favorable Euro to U.S. Dollar exchange rate on purchases from LEM, our manufacturing subsidiary in Italy. The Company has continued to be rigorous in adhering to the cost control measures implemented over the last two years. We are especially excited that these results were achieved even though we had substantial direct and indirect additional operating costs related to our two newest brands, Margaritaville™ and Melodies by MJB™, for which sales have not yet begun.”

Investor Conference Call

We invite you to join us for an investor conference call on Wednesday, August 18, 2010 at 1:30, p.m. Pacific Time. The dial-in number for the call in North America is 1-866-804-6925 and 1-857-350-1671 for international callers. The participant pass code is 60839747. The call will also be webcast live on the internet and can be accessed by logging onto www.orangetwentyone.com.

The webcast will be archived on the Company’s website for at least 60 days following the call. An audio replay of the conference call will be available for seven days beginning approximately two hours after the completion of the call on August 18, 2010. The audio replay dial-in number for North America is 1-888-286-8010 and 1-617-801-6888 for international callers. The replay pass code is 91632339.

About Orange 21 Inc.

Orange 21 designs, develops, markets and produces premium products for the action sports, motorsports, snowsports and lifestyle markets under the brands Spy Optic, O’Neill™, Margaritaville™ and Melodies by MJB™.

Safe Harbor Statement

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. Specifically, comments in this press release regarding our future prospects, possible future losses, new opportunities, potential cost saving measures and related benefits, improved efficiencies and our new O’Neill, Margaritaville and Melodies by MJB product offerings are forward-looking statements and are subject to inherent risks. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: the general conditions of the domestic and global economy, changes in consumer discretionary spending; changes in the value of the U.S. dollar, Canadian dollar and Euro; changes in commodity prices; our ability to source raw materials and finished products at favorable prices; risks related to the limited visibility of future orders; our ability to continue to develop, produce and introduce innovative new products in a timely manner; our ability to identify and execute successfully cost-control initiatives without adversely impacting sales; the performance of new products and continued acceptance of current products; our execution of strategic initiatives and alliances; uncertainties associated with intellectual property protection for our products; and other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although, we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Moreover, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

Contact:

Orange 21 Inc.

A. Stone Douglass, Chief Executive Officer

760-804-8420

Fax: 760-804-8442

www.orangetwentyone.com

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except number of shares and per share amounts)

	June 30, 2010	December 31, 2009
	(Unaudited)
Assets
Current assets
Cash	$291	$654
Accounts receivable, net	6,474	5,886
Inventories, net	9,026	7,759
Prepaid expenses and other current assets	827	1,036
Income taxes receivable	20	56

Total current assets	16,638	15,391
Property and equipment, net	3,907	4,892
Intangible assets, net of accumulated amortization of $740 and $714 at June 30, 2010 and December 31, 2009, respectively	232	296
Other long-term assets	72	92

Total assets	$20,849	$20,671

Liabilities and Stockholders’ Equity
Current liabilities
Lines of credit	$3,715	$3,750
Current portion of capital leases	423	395
Current portion of notes payable	668	723
Accounts payable	3,300	5,431
Accrued expenses and other liabilities	3,651	3,350
Income taxes payable	19	—

Total current liabilities	11,776	13,649
Capitalized leases, less current portion	586	812
Notes payable, less current portion	3,157	308
Deferred income taxes	354	404

Total liabilities	15,873	15,173
Stockholders’ equity
Preferred stock: par value $0.0001; 5,000,000 authorized; none issued	—	—
Common stock: par value $0.0001; 100,000,000 shares authorized; 11,956,067 and 11,903,943 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	1	1
Additional paid-in-capital	40,815	40,515
Accumulated other comprehensive income	581	874
Accumulated deficit	(36,421)	(35,892)

Total stockholders’ equity	4,976	5,498

Total liabilities and stockholders’ equity	$20,849	$20,671

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net sales	$9,528	$9,116	$17,796	$16,537
Cost of sales	4,018	4,930	8,565	8,720

Gross profit	5,510	4,186	9,231	7,817
Operating expenses:
Sales and marketing	2,279	1,918	4,269	3,682
General and administrative	1,893	2,036	3,855	4,183
Shipping and warehousing	289	239	567	510
Research and development	431	286	811	511

Total operating expenses	4,892	4,479	9,502	8,886

Income (loss) from operations	618	(293)	(271)	(1,069)
Other income (expense):
Interest expense	(152)	(73)	(237)	(165)
Foreign currency transaction gain (loss)	(75)	122	(9)	183
Other income	64	19	64	2

Total other income (expense)	(163)	68	(182)	20

Income (loss) before provision for income taxes	455	(225)	(453)	(1,049)
Income tax provision	47	29	76	9

Net income (loss)	$408	$(254)	$(529)	$(1,058)

Net income (loss) per share of Common Stock
Basic	$0.03	$(0.02)	$(0.04)	$(0.10)

Diluted	$0.03	$(0.02)	$(0.04)	$(0.10)

Shares used in computing net income (loss) per share of Common Stock
Basic	11,956	11,864	11,941	11,004

Diluted	11,987	11,864	11,941	11,004